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Exhibit 99.1

    INSTRUCTIONS AS TO USE OF FIRST COMMUNITY BANCORP
SUBSCRIPTION WARRANTS

CONSULT U.S. STOCK TRANSFER CORPORATION OR YOUR BANK OR BROKER AS
TO ANY QUESTIONS

    The following instructions relate to a rights offering (the "Rights Offering") by First Community Bancorp, a California corporation (the "Company"), to the holders of its common stock, without par value (the "Common Stock"), as described in the Company's prospectus dated December [     ], 2001 (the "Prospectus"). Holders of record of shares of Common Stock at the close of business on December 17, 2001 (the "Record Date") are receiving 0.1963 of a subscription right (collectively, the "Rights") for each share of Common Stock held by them on the Record Date. Rights exercisable to purchase an aggregate of approximately 1.04 million shares of Common Stock are being distributed in connection with the Rights Offering. Each whole Right is exercisable upon payment of $19.25 in cash (the "Subscription Price") to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the proration described below, each holder of Rights who fully exercises the Basic Subscription Privilege also has the right to subscribe at the Subscription Price for additional shares of Common Stock (the "Oversubscription Privilege"). Common Stock will be available for purchase pursuant to the Oversubscription Privilege only to the extent that either (1) shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date, or (2) the Company elects to increase the aggregate amount of the offering to honor exercises of over-subscription privileges. If the shares of Common Stock so available (the "Oversubscription Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available shares will be allocated pro rata among holders of the Rights exercising the Oversubscription Privilege, in proportion to the number of shares each such holder held on the Record Date; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Oversubscription Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Oversubscription Shares as such holder subscribed for and the remaining Oversubscription Shares will be allocated among all other holders exercising Oversubscription Privileges.

    The Rights are transferable only on a limited basis to your Affiliates or Related Parties, as those terms are defined in Section 3 below. For more information, please refer to the "The Rights Offering—Transferring Rights to Affiliates and Related Parties" in the Prospectus.

    No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights each holder of record will receive will be rounded up to the next whole number.

    The Rights will expire at 5:00 p.m., Pacific Time, on January 23, 2002, unless extended (the "Expiration Date"). The number of Rights to which you are entitled is printed on the face of your subscription warrant. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on your subscription warrant and returning the certificate to U.S. Stock Transfer Corporation, the Subscription Agent, in the envelope provided.

    YOUR SUBSCRIPTION WARRANT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR THE GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION WARRANTS MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

    1.  Subscription Privilege.

    To exercise Rights, complete Form 1 and send your properly completed and executed subscription warrant, together with payments of the Subscription Price for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of shares of the Common Stock being subscribed for by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to U.S. Stock Transfer Corporation, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at [               ]. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check or (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order. If paying by uncertified personal check, please note that the funds paid thereby may take at least seven business days to clear. Accordingly, holders of the Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. You may also transfer your subscription warrant to an Affiliate or Related Party in accordance with the procedures specified in Section 3(a) below, or to your bank or broker in accordance with the procedures specified in Section 3(b) below. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your subscription warrant and the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of shares of the Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed subscription warrants within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your subscription warrant must be received by the Subscription Agent within three New York Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from U.S. Stock Transfer Corporation, at the address, or by calling the telephone number, indicated below. Banks, brokers or other nominee holders of the Rights who exercise the Rights and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of shares that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more shares of the Common Stock are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such shares will be allocated, as described above, among persons exercising the Oversubscription Privilege in proportion to the number of shares such persons held on the Record Date.

    The address, telephone and telecopier numbers of U.S. Stock Transfer Corporation, the Subscription Agent, for inquiries, information or requests for additional documentation is as follows:

  U.S. Stock Transfer Corporation
  1745 Gardena Avenue
  Glendale, CA 91204
  Shareholder Relations Department

  Tel: (818) 502-1404
  Fax: (818) 502-1737

    If you exercise less than all of the Rights evidenced by your subscription warrant by so indicating in Form 1 of your subscription warrant, the Subscription Agent will, upon request, issue to you a new subscription warrant evidencing the unexercised Rights. However, if you choose to have a new subscription warrant sent to you, you may not receive such new subscription warrant in sufficient time to permit you to exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of

Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you and to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of shares of common stock represented by the Rights evidenced by the subscription warrants delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of the Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

    2.  Delivery of Common Stock.

      (a) The following deliveries and payments will be made to the address shown on the face of your subscription warrant unless you provide instructions to the contrary on Form 2 Basic Subscription Privilege. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of the Common Stock purchased pursuant to the Basic Subscription Privilege.

      (b) Oversubscription Privilege. As soon as practicable after all prorations and allocations pursuant to the Oversubscription Privilege are made, the Subscription Agent will mail to each Rights holder who validly exercises the Oversubscription Privilege the number of shares of the Common Stock allocated to such Rights holder pursuant to the Oversubscription Privilege.

      (c) Cash Payments. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds, without interest, received in payment of the Exercise Price for each share of the Common Stock that is subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

    3.  Limitations on the Transfer of Rights.

    The Rights are not transferable except to an Affiliate or Related Party of the beneficial owner. An "Affiliate" means a person, company, trust, partnership, limited partnership, limited liability company, corporation or other business entity that directly, or indirectly, through one or more intermediaries, controls the beneficial owner, is controlled by the beneficial owner, or with whom the beneficial owner is under common control. A "Related Party" means (1) any member of the beneficial owner's immediate family, which includes the beneficial owner's spouse, children, siblings and parents, (2) an entity owned or controlled by the beneficial owner or by a member of the beneficial owner's immediate family, (3) any limited or general partner of a limited or general partnership, (4) any member of a limited liability company, (5) a trust settled by the beneficial owner or a member of the beneficial owner's immediate family or the beneficiaries of which include the beneficial owner or a member of the beneficial owner's immediate family, or (6) if the beneficial owner is a trust, the settlor or any beneficiary of such trust.

      (a) If you are a holder other than a broker, dealer or other nominee, you may transfer some or all of your rights to an Affiliate or Related Party by properly completing paragraph (a) of Form 2 in its entirety, executing the Subscription Warrant and having your signature guaranteed by an Eligible Institution. By executing the Subscription Warrant, you certify that your designated transferee is your Affiliate or a Related Party. Then you must deliver the properly completed and executed Subscription Warrant to the Subscription Agent for processing. The Subscription Agent will issue a new Subscription Warrant evidencing the Rights transferred in the name of your designated transferee. If you wish to transfer to a transferee less than all of the Rights evidenced by your Subscription Warrant, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not transferred, or you must divide your Subscription Warrant into Subscription Warrants of appropriate smaller denominations by following the instructions in instruction 4 below. The Subscription Warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this instruction 3(a).

      (b) In the event you are the beneficial owner of Rights held by a broker, dealer or nominee, then you may transfer your Rights by delivering to the broker, dealer or nominee, endorsed instructions directing it to cause your shares to be transferred to the transferee indicated in your instructions. In addition, in your instructions you must certify to the Company, Subscription Agent and the broker, dealer or nominee that the transferee is your Affiliate or Related Party. After the broker, dealer or nominee has received your instructions, it should complete paragraph (b) of Form 2 in its entirety, execute the Subscription Warrant and have its signature guaranteed by an Eligible Institution. By executing the Subscription Warrant, the broker, dealer or nominee certifies to the Company and the Subscription Agent that you have certified that the transferee is your Affiliate or a Related Party. The properly completed and executed Subscription Warrant should then be delivered to the Subscription Agent for processing. The Subscription Agent will issue a new Subscription Warrant pursuant to the instructions delivered.

    4.  Subscription Warrant May Be Divided Into Smaller Denominations.

    In order to have your Subscription Warrant divided into smaller denominations, send your Subscription Warrant, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to U.S. Stock Transfer Corporation, allowing a sufficient amount of time for a new Subscription Warrant to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf.

    Subscription Warrants may not be exercised in a manner that would result in the purchase of a fractional share, and any instruction to do so will be rejected and rounded down to the nearest whole share to then extent of payment actually received (with a refund to you of any excess payment actually received for any fractional share by U.S. Stock Transfer Corporation). As a result of delays in the mail, the time of transmittal, the necessary processing time and other factors, you may not receive such new Subscription Warrants in time to enable you to exercise the associated Rights by the Expiration Date. Neither the Company nor U.S. Stock Transfer Corporation will be liable to either you or a transferee for any such delays.

    5.  Execution.

      (a) Execution by Registered Holder. The signature on the subscription warrant must correspond with the name of the registered holder exactly as it appears on the face of the subscription warrant without any alteration or change whatsoever. Persons who sign the subscription warrant in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

      (b) Execution by Person Other than Registered Holder. If the subscription warrant is executed by a person other than the holder named on the face of the subscription warrant, proper evidence of authority of the person executing the subscription warrant must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

      (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights to a transferee other than a bank or broker or the Subscription Agent, or if you specify special payment or delivery instructions pursuant to Form 2.

    6.  Method of Delivery.

    The method of delivery of subscription warrants and payment of the Exercise Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Exercise Price prior to 5:00 p.m., Pacific Time, on the Expiration Date.

    7.  Substitute Form W-9.

    Each Rights holder who elects to exercise the Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included as Exhibit B hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to    % federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights.

EXHIBIT A

NOTICE OF GUARANTEED DELIVERY

for

SUBSCRIPTION WARRANTS

issued by

FIRST COMMUNITY BANCORP

    This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated December   , 2001 (the "Prospectus"), of First Community Bancorp, a California corporation (the "Company"), if a holder of Rights cannot deliver the subscription warrant(s) evidencing the Rights (the "Subscription Warrant(s)") to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Pacific Time, on January 23, 2002, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See the discussion set forth under "The Rights Offering— Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $19.25 per share for each share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Pacific Time, on the Expiration Date even if the Subscription Warrant evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. All undefined capitalized terms used herein have the definition ascribed to them in the Prospectus.

The Subscription Agent is:
U.S. Stock Transfer Corporation Facsimile Transmission
By Mail:	(eligible institutions only):	By Hand:
U.S. Stock Transfer Corporation 1745 Gardena Avenue	(818) 502-1737	U.S. Stock Transfer Corporation 1745 Gardena Avenue
Glendale, CA 91204 Attn: Stock Transfer Department	To confirm receipt of facsimile only: (818) 502-1404	Glendale, CA 91204 Attn: Stock Transfer Department
If by Overnight Courier: U.S. Stock Transfer Corporation 1745 Gardena Avenue Glendale, CA 91204 Attn: Stock Transfer Department

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

    The undersigned hereby represents that he or she is the holder of Subscription Warrant(s) representing            Rights and that such Subscription Warrant(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Pacific Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for            shares of the Common Stock and (ii) the Oversubscription Privilege to subscribe, to the extent that shares of Common Stock are available therefore (as described in the Prospectus), for an aggregate of up to            shares of Common Stock. The undersigned understands that payment of the Subscription Price of $19.25 per share for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription

Agent at or before 5:00 p.m., Pacific Time, on the Expiration Date and represents that such payment, in the aggregate amount of $            , either (check appropriate box):

/ /	is being delivered to the Subscription Agent herewith, or
/ /	has been delivered separately to the Subscription Agent;
and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);
/ /	wire transfer of funds
• name of transferor institution

•	date of transfer

• confirmation number (if available)

/ /
uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Funds paid by uncertified personal checks may take at least seven business days to clear. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)
/ /	certified check
/ /	bank draft (cashier's check)
/ /	money order
•	name of maker

•	date of check, draft or money order number

•	bank on which check is drawn or issuer of money order

Signature(s)

(Address)

Name(s)

Area Code and Tel. No(s)
Please type or Print
Subscription Warrant No(s). (if available)

GUARANTY OF DELIVERY
(Not to be used for Subscription Warrant Signature Guarantee)

    The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Dated:

(Name of Firm)

(Address)
(Area Code and Telephone Number)	(Authorized Signature)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Warrant(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

EXHIBIT B

PAYER'S NAME:

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer identification number

Payor's Request for Taxpayer Identification Number (TIN)	Part 2—Certification—Under penalty of perjury, I certify that: (1) The number show on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
(2) I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding.
The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding. Signature Date

	Certification Instructions—You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).	Part 3—Awaiting TIN
SIGNATURE DATE , NAME (Please Print)

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (ii) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a taxpayer identification number to the Subscription Agent.
SIGNATURE ____________________________________ ____________________________________ Date __________________________________________________ Name (Please Print)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give to the Payer.

    Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give to the payer.

For this type of account:		Give the SOCIAL SECURITY number of—
1.	An individual's account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals(1)
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person (1)
4.	Custodian account of minor (Uniform Gift to Minors Act)	The minor (2)
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person (3)
7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)
b.	So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
8.	Sole proprietorship account	The owner (4)
For this type of account:		Give the SOCIAL SECURITY number of—
9.	A valid trust, estate, or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title) (5)
10.	Corporate account	The corporation
11.	Religious, charitable, or educational organization account	The organization
12.	Partnership account held in the name of the business	The partnership
13.	Association, club, or other tax-exempt organization	The organization
14.	A broker or registered nominee	The broker or nominee
15.	Account with the Department of Agriculture in the name of public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity
(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one). However, the IRS prefers that you use your social security number.

(5)
List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER OF SUBSTITUTE FORM W-9

Obtaining a Number

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

    Payees specifically exempted from backup withholding on ALL payments include the following:

  •
  A corporation.

  •
  A financial institution.

  •
  An organization exempt from tax under section 501(a), or an individual retirement plan.

  •
  The United States or any agency or instrumentality thereof.

  •
  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  •
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  •
  An international organization or any agency or instrumentality thereof.

  •
  A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under section 584(a).

  •
  An exempt charitable remainder trust described in section 664, or a non-exempt trust described in section 4947(a)(1).

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you either have not provided your correct taxpayer identification number to the payer or have provided an incorrect taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  •
  Payments described in section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Payments made to a nominee.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART II, AND RETURN IT TO THE PAYER.

    Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041(a), 6045 and 6050A and the regulations issued thereunder.

    Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

    (1) Penalty for Failure to Furnish Taxpayer Identification Number.— If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in a decrease in the amount of backup withholding, you are subject to a penalty of $500.

    (3) Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

QuickLinks

NOTICE OF GUARANTEED DELIVERY for SUBSCRIPTION WARRANTS issued by FIRST COMMUNITY BANCORP
GUARANTY OF DELIVERY (Not to be used for Subscription Warrant Signature Guarantee)
PAYER'S NAME
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER OF SUBSTITUTE FORM W-9